SCHEDULE 14A
 (RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐ Confidential, for Use of the Commission

Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

GLACIER WATER SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
________________________________________________

	(2)	Aggregate number of securities to which transaction applies:
________________________________________________

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________

	(4)	Proposed maximum aggregate value of transaction:
________________________________________________

	(5)	Total fee paid:
________________________________________________

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:
________________________________________________

	(2)	Form, Schedule or Registration Statement No.:
________________________________________________

	(3)	Filing Party:
________________________________________________

	(4)	Date Filed:
________________________________________________

GLACIER WATER SERVICES, INC.
2651 La Mirada Drive, Suite 100
Vista, California 92083

NOTICE OF ANNUAL MEETING
To be held at the offices of
Kayne Anderson Investment Management, Inc.
1800 Avenue of the Stars, Second Floor
Los Angeles, California 90067

May 5, 2003

To Our Stockholders:

          NOTICE is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Glacier Water Services, Inc. (the “Company”) will be held at 11:00 a.m. Pacific Time on Monday, May 5, 2003, at the offices of Kayne Anderson Investment Management, Inc., 1800 Avenue of the Stars, Second Floor, Los Angeles, California, 90067 for the following purposes:

1.	To elect nine directors to serve for terms of one year until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

2.	To ratify the appointment of KPMG LLP as independent auditors of the Company for the 2003 fiscal year; and

3.	To consider and vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

          Holders of the Company’s common stock, par value $.01 per share, as of the close of business on March 17, 2003, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the Annual Meeting.  The Company’s Board of Directors and officers urge that all stockholders of record exercise their right to vote at the Annual Meeting personally or by proxy.  Accordingly, we are sending you the enclosed Proxy Statement and proxy card, as well as the fiscal year 2002 Annual Report.

          Whether or not you plan to attend the Annual Meeting, please indicate your vote on the accompanying proxy card and sign, date and return it as promptly as possible in the enclosed self-addressed, postage-paid envelope.

          Your prompt response is appreciated.

By Order of the Board of Directors

W. David Walters
Senior Vice President,
Vista, California	Chief Financial Officer and Secretary
March 21, 2003

GLACIER WATER SERVICES, INC.
2651 La Mirada Drive, Suite 100
Vista, CA  92083

ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 5, 2003

PROXY STATEMENT

          The accompanying proxy is solicited by the Board of Directors of Glacier Water Services, Inc. (the “Company”) to be used at the Annual Meeting of Stockholders on Monday, May 5, 2003 (the “Annual Meeting”).  This Proxy Statement, the enclosed form of proxy and the fiscal year 2002 Annual Report are being sent to stockholders on or about April 10, 2003.

          At the Annual Meeting, stockholders will be asked to consider and vote upon the following items:

1.	To elect nine directors to serve for terms of one year until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

2.	To ratify the appointment of KPMG LLP as independent auditors of the Company for the 2003 fiscal year; and

3.	To consider and vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

          The fiscal year 2002 Annual Report that accompanies this Proxy Statement is not to be regarded as proxy soliciting material.

          The Board of Directors of the Company believes that election of its director nominees are in the best interests of the Company and its stockholders and recommends to the stockholders of the Company the election of the nominees.

VOTING

          Shares represented by duly executed and unrevoked proxies in the enclosed form received by the Board of Directors prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the specifications made therein by the stockholders, unless authority to do so is withheld.  If no specification is made, shares represented by duly executed and unrevoked proxies will be voted FOR the election as directors of the nominees listed herein, FOR the ratification of KPMG LLP as the Company’s independent auditors and, with respect to any other matter that may properly come before the Annual Meeting, at the discretion of the persons voting the respective proxies.

          No provisions for rights of appraisal or similar rights of dissenters are applicable with respect to the matters to be voted upon at the Annual Meeting.

          Execution of a proxy will not in any way affect a stockholder’s right to attend the meeting and vote in person, and any stockholder giving a proxy may revoke it at any time prior to its exercise at the Annual Meeting by giving notice of such revocation either personally or in writing to the Secretary of the Company at the Company’s executive offices, located at the address set forth above, by subsequently executing and delivering another proxy or by voting in person at the Annual Meeting.

          The Company has retained Mellon Investor Services LLC to assist in soliciting proxies from brokers and nominees for the Annual Meeting.  The estimated cost for these services is estimated to be less than $20,000 and will be borne by the Company.  It is contemplated that this solicitation will be primarily by mail.  In addition, some of the officers, directors and employees of the Company may solicit proxies by telephone, facsimile, and internet.  Such persons will not be compensated for such solicitation.

          Only holders of record of the Company’s common stock, $.01 par value (the “Common Stock”), as of the close of business on March 17, 2003 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting.  On the Record Date, there were outstanding 2,871,633 shares of Common Stock.  Each share of Common Stock is entitled to one vote on all matters presented at the Annual Meeting.

Vote Required

          The election of the director nominees requires a plurality of the votes cast in person or by proxy at the Annual Meeting.  Under Delaware law, the Company’s Certificate of Incorporation and the Company’s Bylaws, shares as to which a stockholder abstains or withholds from voting on the election of directors and shares as to which a broker indicates that it does not have discretionary authority to vote (“broker non-votes”) on the election of directors will not be counted as voting thereon and therefore will not affect the election of the nominees receiving a plurality of the votes cast.

          The ratification of the appointment of KPMG LLP as independent auditors of the Company for the 2003 fiscal year requires the affirmative vote of the majority of votes cast in person or by proxy at the Annual Meeting.

ELECTION OF DIRECTORS

          The Bylaws of the Company fixes the number of directors at not less than one nor more than nine, with the exact number to be set by resolution of the Board of Directors. The Board of Directors has set the authorized number of directors at nine, and proposes the election of nine directors to hold office until the next Annual Meeting and until their successors are duly elected and qualified.  Unless authority to vote for directors has been withheld in the proxy, the persons named in the enclosed proxy intend to vote at the Annual Meeting for the election of the nine nominees presented below.  Except as set forth below, persons named as proxies may not vote for the election of any person to the office of director for which a bona fide nominee is not named in the Proxy Statement.  All nominees have consented to serve as a director for the ensuing year. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named in the enclosed proxy will vote for any substitute nominee designated by the Board of Directors.

          The names and certain information concerning the persons to be nominated as directors by the Board of Directors at the Annual Meeting are set forth below.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF
EACH OF THE NOMINEES NAMED BELOW.

NOMINEES FOR DIRECTORS FOR TERMS EXPIRING IN 2003

Name and Age as of the May 5, 2003 Meeting Date	Position, Principal Occupation, Business Experience and Directorships

William A. Armstrong, 61

Mr. Armstrong has been a director of the Company since January 2002.  Mr. Armstrong is the retired Vice-President, Administration for McKesson Corporation, a health care services and technology company, where he served in various positions commencing in 1972 until his retirement in June 2002.  He is director of the YMCA of San Francisco and a Business Volunteer for the Arts and the American Conservatory Theater.

William G. Bell, 56

Mr. Bell has been a director of the Company since January 2002.  Mr. Bell serves on the Board of Directors of Aqua Filter Fresh, Inc., Clear Mountain Spring Water LLC, Tyler Mountain Water Company, Wissahickon Spring Water Company, Reid Plastic Holdings and Consolidated Container Company, and was past Chairman of the International Bottled Water Association.  Additionally, he serves as the President of Tyler Mountain Water Company, a bottled water company.  Previously, Mr. Bell held various management positions at Polar Water Company, including General Manager and Northern Region Director before his departure in 1980 to found Aqua Filter Fresh, Inc.

Richard A. Kayne, 58

Mr. Kayne has been a director of the Company since March 1995.  Mr. Kayne served as Chairman of the Board from September 1999 to June 2001.  Mr. Kayne and John E. Anderson founded Kayne Anderson Investment Management, Inc. in 1984.  Mr. Kayne currently serves as President, Chief Executive Officer and director of Kayne Anderson Investment Management, Inc., the general partner of Kayne Anderson Capital Advisors, L.P., an investment management firm, and its broker-dealer affiliate, KA Associates, Inc. He is also Co-Chair of the Management Committee of Kayne Anderson Rudnick Investment Management, LLC, an investment management firm.  Mr. Kayne is also a director of FAO, Inc., formerly known as The Right Start, Inc., a retailer of products for infants and children.

Brian H. McInerney, 35

Mr. McInerney joined the Company in May 2001 as the President and Chief Executive Officer.  Prior to joining the Company, Mr. McInerney was the Vice President, Worldwide Autolite Products for Honeywell International (AlliedSignal), a manufacturing company.  Mr. McInerney joined AlliedSignal in 1997 and served in various marketing management positions.  Mr. McInerney began his marketing career at Nabisco, a diversified food company. Prior thereto, he served at KPMG, an accounting firm, as a financial auditor.

Peter H. Neuwirth, 64

Mr. Neuwirth has been a director of the Company since January 2000 and has served as Vice-Chairman of the Board since October 2000. Mr. Neuwirth currently serves as President and Chairman of the Board of Advanced Engine Management, Inc., a manufacturer of high-performance automotive systems, and has held that position since 1997.  Mr. Neuwirth served as President of Imported Parts and Accessories Company, Inc., a major importer and distributor of replacement parts for imported cars and light trucks to the specialist repair industry, from 1979 to 1995.  Mr. Neuwirth currently serves on the Board of A Place Called Home, a charitable organization in Los Angeles.

Charles A. Norris, 57

Mr. Norris has served as Chairman of the Board of the Company since June 2001.  Mr. Norris is the retired President of McKesson Water Products Company, a bottled water company, where he served as President from 1990 until he retired in October 2000.  Glacier acquired Aqua-Vend, a division of McKesson Water Products Company, in 1997.  Mr. Norris is the Chairman of the Board of Day Runner, Inc., a personal organizer and planner company. Mr. Norris is a past Chairman of the International Bottled Water Association.

Name and Age as of the May 5, 2003 Meeting Date	Position, Principal Occupation, Business Experience and Directorships

Scott H. Shlecter, 50

Mr. Shlecter has been a director of the Company since June 1997.  Mr. Shlecter currently serves as a Portfolio Analyst for Kayne Anderson Capital Advisors, L.P.  Mr. Shlecter served as Chief Executive Officer of Jewelry.com, an internet retailer, from September 1999 to August 2000.  Mr. Shlecter is a founder of the North American division of L.E.K. Consulting, an international business consulting firm and served as the President from 1989 until January 1, 1999 when he began serving as its President Emeritus.

Robert V. Sinnott, 54

Mr. Sinnott has been a director of the Company since April 1993.  Mr. Sinnott currently serves as a Senior Vice President of Kayne Anderson Investment Management, Inc. and as a partner of Kayne Anderson Capital Advisors, L.P., and has served in such capacities since 1992.  Mr. Sinnott is also a Director of Plains Resources, Inc., an oil and gas exploration and production company, and Plains All American Pipeline L.P., an oil and gas transportation and storage company and a Director of Ensign Oil and Gas, Inc., a private oil and gas exploration and development company.

Heidi E. Yodowitz, 49

Ms. Yodowitz has been a director since February 2003.  Ms. Yodowitz currently serves as the Senior Vice President and Chief Financial Officer for McKesson Supply Solutions, the largest business unit of McKesson Corporation.  Ms. Yodowitz has served in various financial positions since joining McKesson Corporation in 1990.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

          The Board of Directors is responsible for the overall affairs of the Company.  The Board of Directors met a total of five times during the 2002 fiscal year, including regularly scheduled and special meetings.  The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating Committee.  The current members of each of the Board’s committees are listed below.  No member of the Board of Directors attended fewer than 75% of the meetings of the Board or such Committees on which he served during fiscal 2002, except for Mr. Norris who attended three of the five Audit Committee meetings.

The Audit Committee

          The members of the Audit Committee for the 2002 fiscal year were Messrs. Bell, Neuwirth and Norris.  The Audit Committee met five times during the 2002 fiscal year.  For fiscal year 2003, the Audit Committee consists of Ms. Yodowitz and Messrs. Bell and Neuwirth.  The Audit Committee, which is composed solely of outside directors who are independent within the meaning of the requirements of the American Stock Exchange, meets periodically with the Company’s independent auditors and management to discuss accounting principles, financial and accounting controls, the scope and results of the annual audit, internal controls and other matters; advises the Board on matters related to accounting and auditing; and is responsible for selecting and overseeing the independent auditors and determining their compensation. The independent auditors have complete access to the Audit Committee, without management present, to discuss results of their audit and their observations on adequacy of internal controls, quality of financial reporting, and other accounting and auditing matters.

The Compensation Committee

          The members of the Compensation Committee for the 2002 and 2003 fiscal years are Messrs. Armstrong, Shlecter and Sinnott.  None of the members of the Compensation Committee have ever been officers or employees of the Company.  The Compensation Committee reviews and makes recommendations to the Board regarding terms of compensation, employment contracts and pension matters that concern officers and key employees of the Company.  The Compensation Committee is also responsible for the administration and award of stock options under the Company’s stock option plans.  The Compensation Committee met in January 2002 and November 2002 to make recommendations regarding the compensation of the executive officers and key employees of the Company.

The Nominating Committee

          The members of the Nominating Committee for fiscal year 2002 were Messrs. Neuwirth and Sinnott.  The Nominating Committee for fiscal year 2003 consists of Messrs. Shlecter and Kayne.  The Nominating Committee recommends to the Board nominees for Board membership and makes recommendations as to Board policies concerning the selection, tenure and qualifications of directors.  The Nominating Committee reviews the qualifications of, among others, those persons recommended for nomination to the Board of Directors by stockholders.  A stockholder suggesting a nominee to the Board should send the nominee’s name, biographical material, beneficial ownership of the Company’s stock and other relevant information in writing to the Secretary of the Company in a timely manner as set forth in the Company’s Bylaws, accompanied by a consent of such nominee to serve as a director if elected.  Nominees must be willing to devote the time required to serve effectively as a director and as a member of one or more Board committees.  In order to submit a nomination, a stockholder must be a holder of record on the date of such submission and on the record date for determining stockholders entitled to vote at the meeting at which the election will take place.  The Nominating Committee met in February 2003 for the purpose of recommending to the Board the nomination of the nominees named in this Proxy Statement.

EXECUTIVE OFFICERS OF THE REGISTRANT

Name	Position	Age

Brian H. McInerney	President and Chief Executive Officer	35
Steven L. Murphy	Senior Vice President and Chief Operating Officer	54
W. David Walters	Senior Vice President, Chief Financial Officer and Secretary	54
Luz E. Gonzales	Vice President, Human Resources	50
Brian T. Nakagawa	Vice President, Technology and Information Systems	49
Kenneth W. Sumner, Sr.	Vice President, Sales	63

          The executive officers are elected by and serve at the discretion of the Board of Directors until their successors are duly chosen and qualified.

          Brian H. McInerney

          Mr. McInerney joined the Company in May 2001 as the President and Chief Executive Officer.  Prior to joining the Company, Mr. McInerney was the Vice President, Worldwide Autolite Products for Honeywell International (AlliedSignal), a manufacturing company.  Mr. McInerney joined AlliedSignal in 1997 and served in various marketing management positions.  Mr. McInerney began his marketing career at Nabisco, a diversified food company.  Prior thereto, he served at KPMG, an accounting firm, as a financial auditor.

          Steven L. Murphy

          Mr. Murphy joined the Company in October 2000 as Senior Vice President and Chief Operating Officer. From 1998 to 2000, Mr. Murphy served as Vice President, Finance and Chief Financial Officer of World Wide Parts and Accessories Company (WORLDPAC), a major importer and distributor of replacement parts for imported cars and light trucks to the specialist repair industry.  From 1977 to 1998, Mr. Murphy served in various roles for WORLDPAC, including Vice President of Operations and Vice President, General Manager.

          W. David Walters

          Mr. Walters has served as Senior Vice President, Chief Financial Officer and Secretary since January 2000. Mr. Walters joined the Company in January 1999 as Chief Financial Officer, Vice President-Finance and Secretary.  From 1997 to 1999, Mr. Walters was the Vice President Finance and Controller for the Penn Traffic Company, a grocery supermarket retailer.  From 1996 to 1997, Mr. Walters was the Vice President, Controller for Bruno’s, Inc., a grocery supermarket retailer.  From 1992 to 1996, Mr. Walters was the Chief Financial Officer for ABCO Markets, Inc., a grocery supermarket retailer.

          Luz E. Gonzales

          Ms. Gonzales joined the Company in February 1995 as Vice President of Human Resources.  From 1981 to February 1995, Ms. Gonzales was Corporate Director of Human Resources for Southwest Water Company, a water utility and wastewater management company.  Prior thereto, Ms. Gonzales served at American Isuzu Motors, an automotive manufacturer, as a Human Resources Manager.

          Brian T. Nakagawa

          Mr. Nakagawa has served as Vice President, Technology and Information Systems since February 1996, after joining the Company as Director of Technology and Information Systems in June 1995.  Prior to joining the Company, Mr. Nakagawa was the owner of New Frontier Technologies, an information systems consulting company.

          Kenneth W. Sumner, Sr.

          Mr. Sumner joined the Company in February 2002 as Vice President, Sales upon the Company’s acquisition of substantially all of the assets of Pure Fill Corporation.  Mr. Sumner was the President of Pure Fill Corporation from February 1999 through February 2002.  From December 1997 to February 1999, Mr. Sumner was General Manager of National Water Services, a subsidiary of Pure Fill Corporation.  From 1985 through 1996, Mr. Sumner held various positions with Coca-Cola Bottling Plants in Kentucky and Virginia.

EXECUTIVE COMPENSATION

Summary of Compensation

          The table below presents information concerning the compensation of (i) the Chief Executive Officer of the Company during fiscal 2002 and (ii) the four most highly compensated executive officers who served as executive officers of the Company at December 29, 2002 (the persons listed in the table below are the “Named Executive Officers”).

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards

Name And Principal Position	Year	Salary	Bonus (1)	Other Annual Compensation (2)	Securities Underlying Options (#)	All Other Compensation

Brian H. McInerney	2002	$241,723	$175,000	—	1,500	—
President and Chief	2001	$146,794	$190,000	—	125,000	$71,072
Executive Officer (3)	2000	—	—	—	—	—
Steven L. Murphy	2002	$205,862	$125,000	—	1,500	—
Senior Vice President,	2001	$200,000	$50,098	—	25,000	$120,000
Chief Operating Officer (4)	2000	$37,000	—	—	50,000	—
W. David Walters
Senior Vice President,	2002	$205,862	$115,000	—	1,500	—
Chief Financial Officer and	2001	$195,938	$50,098	—	75,000	—
Secretary	2000	$178,000	—	—	6,000	—
Luz E. Gonzales,	2002	$116,860	$47,000	—	5,000	—
Vice President,	2001	$107,846	$20,000	—	1,500	—
Human Resources	2000	$100,000	—	—	5,000	—
Brian T. Nakagawa	2002	$111,815	$45,000	—	5,000	—
Vice President, Technology	2001	$103,846	$20,000	—	1,500	—
and Information Systems	2000	$96,000	—	—	5,000	—

(1)	Except as indicated in note (3), all 2002 bonus amounts were paid in 2003 and all 2001 bonus amounts were paid in 2002.
(2)	Other Annual Compensation did not exceed the lesser of $50,000 or 10% of the Named Executive Officer’s salary and bonus.
(3)

Mr. McInerney has served as President and Chief Executive Officer since May 2001.  The initial $75,000 of Mr. McInerney’s 2001 bonus was paid in 2001.  The remaining $115,000 was paid in 2002.  All other compensation in 2001 for Mr. McInerney represents amounts paid by the Company to third parties in connection with relocation expenses and associated income taxes.

(4)

Mr. Murphy has served as Senior Vice President and Chief Operating Officer since October 2000.  All other compensation in 2001 for Mr. Murphy represents amounts paid by the Company to third parties in connection with relocation expenses and associated income taxes.

Option Grants in Fiscal 2002

          The following table presents certain information regarding stock option grants to each of the Named Executive Officers during the fiscal year ended December 29, 2002.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term

Name	Number of Securities Underlying Option Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Or Base Price ($/Share)	Expiration Date	5% ($)	10% ($)

Brian H. McInerney	1,500	3.82%	$8.00	2012	$7,547	$19,125
Steven L. Murphy	1,500	3.82%	$8.00	2012	$7,547	$19,125
W. David Walters	1,500	3.82%	$8.00	2012	$7,547	$19,125
Luz E. Gonzales	5,000	12.72%	$8.00	2012	$25,156	$63,750
Brian T. Nakagawa	5,000	12.72%	$8.00	2012	$25,156	$63,750

Aggregated Option Exercises in Fiscal 2002 and Fiscal Year-End Option Values

          The following table presents certain information regarding stock option exercises during fiscal 2002 and fiscal year-end option values of unexercised options for each of the Named Executive Officers.

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Unexercised Options at FY-End # Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year End $ Exercisable/Unexercisable

Brian H. McInerney	—	—	58,334 / 68,166	$329,587 / $386,113
Steven L. Murphy	—	—	31,250 / 45,250	$109,688 / $198,513
W. David Walters	—	—	33,000 / 86,722	$119,063 / $366,638
Luz E. Gonzales	—	—	14,375 / 19,736	$2,363 / $38,588
Brian T. Nakagawa	—	—	18,375 / 19,736	$2,363 / $38,588

Compensation of Directors

          Effective January 1, 2002, the members of the Board of Directors are entitled to receive, in lieu of cash fees, supplemental grants of options to purchase common stock of the Company at the fair market value on the date the options are granted.  See “1994 Stock Compensation Program”.  The cash equivalent values for these options are $26,750 per quarter for Mr. Norris as Chairman of the Board and $6,250 per quarter for the other outside directors. All members of the Board of Directors are reimbursed for expenses incurred in connection with their service on the Board.

1994 Stock Compensation Program

          The Company adopted its 1994 Stock Compensation Program (the “Program”) to provide a means of encouraging certain officers, employees, directors, advisors and consultants of the Company and its subsidiaries to obtain a proprietary interest in the enterprise and thereby create an additional incentive for such persons to further the Company’s growth and development.  The Program provides for the granting of options to certain officers, employees, directors, advisors and consultants of the Company and its subsidiaries to purchase shares of the Company’s common stock.  The following description of the Program is qualified in its entirety by the full text of the Program, copies of which have been filed with the Securities and Exchange Commission.

          The Program is divided into two parts.  Part I is the 1994 Employee Stock Option Plan and Part II is the 1994 Non-Employee Director Stock Option Plan.  Part I provides for discretionary grants of stock options to officers, employees, advisors and consultants of the Company.  Such stock options may be either incentive stock options (each, an “ISO”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonqualified stock options that are not intended to be, or do not qualify as, ISOs (each, an “NSO”), provided, however, that ISOs may be granted only to employees of the Company.  Part II provides for the non-discretionary annual grant of options to purchase 1,500 shares of the Company’s common stock to each non-employee director of the Company.  Stock options granted under Part II may only be NSOs.  An ISO or NSO that is issued or issuable under the Program may be referred to herein as an “Option”; and the Common Stock issued or issuable upon exercise of an Option shall be referred to herein as “Stock”.  The holder of an Option may be referred to herein as a “holder” or “optionee”.  The Program is not an “employee benefit plan” under Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), and, therefore, is not subject to the provisions of ERISA.  The Program is not a qualified plan under Section 401(a) of the Code.

          Additionally, under the Program, non-employee directors of the Company receive supplemental grants of Options in lieu of cash fees. The supplemental options (“Supplemental Options”) are granted each year on the date of the Company’s Annual Meeting. The number of Supplemental Options granted to a director is the lesser of (i) the number whose value, as determined by an independent valuation expert retained by the Compensation Committee, is equivalent on the date of grant to the cash compensation which the director would otherwise have been entitled to receive for such year, or (ii) the number set by the Board of Directors in its discretion.  In general, Supplemental Options will vest and become exercisable one year from the date of grant (or such longer period as the Compensation Committee may set) and will be exercisable at a price per share equal to the closing price of the Company’s common stock on the exchange on which it is traded at the close of business on the first trading day preceding the date of grant.  Supplemental Options will become immediately exercisable upon a director’s death or disability or upon a Change of Control.  If a director’s membership on the Board of Directors ends for any reason other than death, disability or a Change in Control, then the number of Supplemental Options granted for the year in which the membership ends shall be reduced to reflect the amount of cash equivalent compensation actually earned by the director in that year and shall be immediately exercisable.  Once any Supplemental Options become exercisable, they shall remain exercisable for the lesser of (i) five years after the date of grant or (ii) one year after the director’s membership on the Board of Directors ends for any reason.  Supplemental Options to non-employee directors may only be NSOs.

          The Program is administered by the Compensation Committee consisting of two or more disinterested members (non-employee directors who are only eligible for formula grants and Supplemental Grants under Part II of the Program).  The Compensation Committee may, from time to time and subject to the provisions of the Program, adopt rules and regulations relating thereto and make all other determinations as it deems necessary or desirable for the administration of the Program.  The Program is to be administered in accordance with Rule 16b-3 under the Exchange Act.

          The Compensation Committee may from time to time modify or amend the Program as it deems necessary or desirable but may not change an Option already granted without the written consent of the holder of such Option (or Stock issued on exercise thereof), except pursuant to the adjustments for changes in capital structure and certain business combinations described below and provided that the terms and provisions of the Program which determine the eligibility of non-employee directors under Part II and the amount, price and timing of any Options under Part II may not be amended more than once every six months except to conform with changes in the Code or ERISA.  In addition, unless approved at an annual meeting or a special meeting by the holders of at least a majority of the outstanding shares of common stock entitled to vote thereon, no amendment or change shall be made in the Program materially increasing the total number of shares that may be issued under the Program.

          The Program will continue in effect until March 17, 2004 or until such earlier time as (i) Options have been granted and exercised with respect to all shares that are available under the Program or (ii) the Program is terminated by the Compensation Committee.  The Compensation Committee shall have the right to suspend or terminate the Program at any time, but such suspension or termination shall not affect the exercise of Options then outstanding under the Program.

          The maximum numbers of shares of common stock issuable under Parts I and II of the Program are currently 800,000 and 600,000 respectively, subject to adjustment as described below.  Such shares of common stock may be authorized and unissued shares or may be treasury shares.  If any Options terminate or expire without having been exercised in full, the shares, which were subject to the unexercised portion of such Options, shall be available for issuance under the Plan.  As of December 29, 2002, 8,750 Options had been exercised under Part I, and 6,492

Options had been exercised under Part II of the Program.  442,694 and 485,650 shares were reserved for issuance subject to outstanding Options under Parts I and II of the Program, respectively, and 357,306 and 107,858 shares were reserved for future grants of Options under Parts I and II of the Program, respectively.

          In the event of changes in the common stock by virtue of a stock dividend, stock split, reverse stock split, reclassification, combination or exchange of shares, or by reason of a merger, consolidation, recapitalization or reorganization involving the Company, the Compensation Committee will appropriately and proportionately adjust the maximum number and kind of shares as to which Options may be granted under the Program and will make a corresponding adjustment in the number and kind of shares issuable upon exercise of outstanding Options.

          Upon the occurrence of a Change of Control (as defined below), Options held by individuals who are employed by the Company (or who are members of the Board) as of the date of such Change of Control or who were terminated (or removed from the Board) in anticipation of such Change of Control shall immediately vest and become exercisable and in the event of a Change of Control of the type described in (i) below, such individuals shall have the right to require the Company to repurchase their Options for the difference between the fair market value of the underlying stock and the exercise price of the Options.  “Change of Control” for purposes of this provision means (i) the acquisition by a person or entity, other than the Company, any officer or director of the Company or Kayne Anderson Investment Management, Inc., of over 50% of the Company’s stock, (ii) approval by the shareholders of a merger, reorganization or consolidation that results in new ownership of the Company or (iii) approval by the shareholders of a liquidation of the Company or the disposition of substantially all of its assets.

          In the event the employment by the Company or any parent or subsidiary of the Company (or membership on the Board) of an optionee under the Program is terminated for any reason (other than death, disability, or termination for Cause), any Option held by such optionee may be exercised, during its term, within a period of 90 days after the date of such termination of employment (or membership on the Board) to the extent such option was exercisable at the time of such termination of employment (or membership on the Board), or, with respect to optionees under Part I only, within such other period, and subject to such terms and conditions, as may be prescribed by the Compensation Committee.  In the event the employment by the Company or any parent or subsidiary of the Company (or membership on the Board) of an optionee under the Program is terminated due to death or disability, such optionee’s Options shall immediately vest and become exercisable within a period of one year after the date of such termination of employment (or membership on the Board) or, with respect to optionees under Part I only, within such other period, and subject to such terms and conditions, as may be prescribed by the Compensation Committee.  In the event such optionee was terminated (or removed from the Board) for Cause, all unexercised Options held by such optionee shall be forfeited and canceled.  “Cause” is defined as (i) the willful failure to perform duties other than due to physical or mental incapacity, (ii) conviction for a felony, (iii) misconduct which is materially injurious to the Company or (iv) the willful commission of any fraud on the Company.  Notwithstanding the foregoing, Supplemental Options generally will remain exercisable for the lesser of (i) 5 years after the date of grant of such options or (ii) one year after the director’s membership on the Board ends for any reason.

          The Company has registered under the applicable securities laws the shares to be issued upon exercise of any Options and as a result such shares will be freely transferable under the Securities Act of 1933, as amended (the “Securities Act”), provided that shares acquired upon the exercise of Options held by “affiliates” (as defined in the Securities Act) of the Company may be resold by them only in compliance with Rule 144 under the Securities Act or as otherwise permitted under the Securities Act.

Certain Relationships and Related-Party Transactions

          Kayne Anderson Capital Advisors, L.P. currently manages the Company’s investment portfolio.  Kayne Anderson Investment Management, Inc. is the general partner of Kayne Anderson Capital Advisors, L.P.  Several board members are employed as senior executives of Kayne Anderson Investment Management, Inc.  Such board members and Kayne Anderson Investment Management, Inc. are shareholders of the Company.  The Company incurred costs of $7,000, $13,000, and $44,000 in 2002, 2001 and 2000, respectively, to Kayne Anderson Capital Advisors, L.P. in connection with investment management fees.

Litigation

          No director, officer, affiliate or beneficial owner of the Company, or any associate thereof, is a party adverse to the Company or any of its subsidiaries in any lawsuit nor has a material adverse interest thereto.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors and persons who own more than 10% of the Company’s common stock to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission.  Executive officers, directors and 10% stockholders are required by the Commission to furnish the Company with copies of all Forms 3, 4 and 5 they file.

          Based solely on the Company’s review of the copies of such forms it has received, the Company believes that all of its executive officers, directors and greater than 10% beneficial owners have complied with all the filing requirements applicable to them with respect to transactions during fiscal 2002.

REPORT OF THE COMPENSATION COMMITTEE(1)
ON EXECUTIVE COMPENSATION

Compensation Philosophy

          The Compensation Committee’s executive compensation philosophy is to provide competitive levels of compensation while establishing a strong, explicit link between executive compensation and the achievement of the Company’s annual and long-term performance goals, rewarding above-average corporate performance, recognizing individual initiative and achievement, and assisting the Company in attracting and retaining highly-skilled management.  This philosophy has been adhered to by developing incentive pay programs, which provide competitive compensation and mirror Company performance.  Both short-term and long-term incentive compensation are based on direct, explicit links to Company performance and the value received by stockholders.

          Fiscal 2002 Executive Compensation

          Cash compensation includes base salary and annual bonuses.  Base salaries are set at competitive levels, with reference to the responsibilities undertaken by personnel and their experience.  Annual salary adjustments are determined by reference to the Company’s and the individual’s performance, as well as the competitive marketplace generally.  Annual bonuses are awarded based primarily on management’s ability to achieve specified earnings levels.

          Stock-Based Incentives

          The Compensation Committee believes that it is essential to align the interests of the executives and other management personnel responsible for the growth of the Company with the interests of the Company’s stockholders.  The Compensation Committee believes that this alignment is best accomplished through the provision of stock-based incentives.  Therefore, the Company has periodically granted stock options to officers, salaried employees, advisors, consultants and non-employee directors under the Company’s stock option plans.

          Fiscal 2002 President and Chief Executive Officer Compensation

          Mr. McInerney’s compensation as President and Chief Executive Officer of the Company for Fiscal 2002 was recommended to the Board by the Compensation Committee.  For Fiscal 2002, the Compensation Committee determined that Mr. McInerney would be entitled to receive an annual base salary of $242,000 and a bonus objective of $121,000, subject to the Company’s achievement of specified earnings levels.  In February 2003, Mr. McInerney was awarded a bonus of $175,000 for exceeding targeted earnings levels.

          Summary

          After its review of the Company’s existing programs, the Compensation Committee believes that the total compensation program for executives of the Company over the last fiscal year was competitive with the compensation programs provided by other companies with which the Company competes for management talent.  The Compensation Committee also believes that the annual bonuses and stock-based incentives provided opportunities to participants that are consistent with the returns that are generated on behalf of the Company’s stockholders.

          Limitation of Tax Deduction for Executive Compensation

          The Omnibus Budget Reconciliation Act of 1993 (the “Act”) prevents publicly traded companies from receiving a tax deduction on compensation paid to proxy-named executive officers in excess of $1 million annually, effective for compensation paid after 1993.  Although the Compensation Committee has not adopted a policy relating to the Act, the Compensation Committee believes that there will be little, if any, impact from this limitation to the Company.

COMPENSATION COMMITTEE:

          William A. Armstrong
          Scott H. Shlecter
          Robert V. Sinnott

(1)

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the Report of the Compensation Committee on Executive Compensation shall not be incorporated by reference in any such filings.

PERFORMANCE GRAPH (2)

          The following graph compares the Company’s cumulative total stockholder return on Common Stock for the period from December 31, 1997, to December 29, 2002, with returns on, respectively, the American Stock Exchange Index and an industry index consisting of the Dow Jones Industry Group – Beverages, Soft Drinks. The return lines assume a $100 investment in the Company’s common stock (or in the basket of stocks represented by the given index) at the beginning of the period presented.

GLACIER WATER SERVICES, INC. STOCK PERFORMANCE GRAPH
FROM DECEMBER 31, 1997 THROUGH DECEMBER 29, 2002

(2)

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, this performance graph shall not be incorporated by reference in any such filings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth as of March 1, 2003 certain information regarding the shares of Common Stock beneficially owned by each stockholder who is known by the Company to beneficially own in excess of 5% of the outstanding shares of Common Stock, by each director and each Executive Officer, and by all executive officers and directors as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

William A. Armstrong (5)	5,000	*
William G. Bell (6)	1,000	*
Richard A. Kayne (2)	1,716,067	57.78%
Peter H. Neuwirth (3) (7)	89,210	3.03%
Charles A. Norris (3) (4)	373,951	12.03%
Scott H. Shlecter (3) (8)	50,325	1.74%
Robert V. Sinnott (3) (9)	53,670	1.85%
Heidi E. Yodowitz (10)	—	*
Luz E. Gonzales (1) (3)	17,250	*
Brian H. McInerney (1) (3)	58,709	2.02%
Steven L. Murphy (1) (3)	37,875	1.31%
Brian T. Nakagawa (1) (3)	21,250	*
Kenneth W. Sumner, Sr. (1)	750	*
W. David Walters (1) (3)	57,375	1.97%
Executive officers and directors as a group (14 persons) (5)	2,481,432	69.29%
Arthur E. Hall (11)	189,400	6.64%

*	Less than 1%.

(1)	The address of each of the stockholders named is: c/o Glacier Water Services, Inc., 2651 La Mirada Drive #100, Vista, CA 92083-8435.

(2)

The 1,716,067 shares include (i) 687,124 held directly by Mr. Kayne (including 119,008 shares which may be acquired within 60 days upon exercise of options) and (ii) 1,028,943 shares held by managed accounts of Kayne Anderson Capital Advisors, L.P. (“KACA”), a registered investment adviser.  The shares held by managed accounts of KACA include the following shares held by investment funds for which KACA serves as general partner:  223,370 shares held by Kayne Anderson Non-Traditional Investments, L.P., 396,488 shares held by ARBCO Associates, L.P., 284,675 shares held by Kayne Anderson Diversified Capital Partners, L.P. and 71,385 shares held by Kayne Anderson Capital Partners, L.P.  An additional 53,025 shares are held in other accounts managed by KACA.  Mr. Kayne disclaims beneficial ownership of such shares held in the managed accounts.  The address for Richard A. Kayne is c/o Kayne Anderson Investment Management, Inc., 1800 Avenue of the Stars, Second Floor, Los Angeles, California 90067.

(3)

Shares beneficially owned include stock options exercisable within 60 days of March 1, 2003 in the amounts of 58,707 held by Mr. Neuwirth, 88,080 held by Mr. Norris, 49,125 held by Mr. Shlecter, 53,670 held by

Mr. Sinnott, 17,250 held by Ms. Gonzales, 58,709 held by Mr. McInerney, 37,875 held by Mr. Murphy, 21,250 held by Mr. Nakagawa and 57,375 held by Mr. Walters.

(4)

Shares beneficially owned include 168,421 shares acquirable within 60 days of March 1, 2003 upon conversion of Redeemable Convertible Preferred Stock held by Mr. Norris.  The Address for Mr. Norris is 481 Denslow Avenue, Los Angeles, California 90049.

(5)	The address for Mr. Armstrong is 4035 Natasha Drive, Lafayette, California 94549.

(6)	The address for Mr. Bell is c/o Tyler Mountain Water Company, One Commerce Drive, Pittsburgh, Pennsylvania 15239.

(7)	The address for Mr. Neuwirth is c/o Advanced Engine Management, Inc., 474 Cuesta Way, Los Angeles, California 90077.

(8)

Mr. Shlecter is a Portfolio Analyst for Kayne Anderson Capital Advisors, L.P., however, he disclaims beneficial ownership with respect to any shares held by Kayne Anderson Capital Advisors, L.P. or any of its affiliates.  The address for Mr. Shlecter is c/o Kayne Anderson Capital Advisors, L.P., 1800 Avenue of the Stars, Second Floor, Los Angeles, California 90067.

(9)

Mr. Sinnott is Senior Vice President of Kayne Anderson Investment Management, Inc., however, he disclaims beneficial ownership with respect to any shares held by Kayne Anderson Capital Advisors, L.P. or any of its affiliates.  The address for Mr. Sinnott is c/o Kayne Anderson Investment Management, Inc., 1800 Avenue of the Stars, Second Floor, Los Angeles, California 90067.

(10)	The address for Ms. Yodowitz is c/o McKesson Corporation, One Post Street, San Francisco, CA 94104.

(11)

The 189,400 shares include 169,400 shares held by Valarian Associates, of which Mr. Hall is sole general partner, and 20,000 shares held by A.E. Hall & Co. Money Purchase Plan of which Mr. Hall is sole trustee and beneficiary.  The address of Mr. Hall is 1726 Cedar Wood Drive, Minden, NV 89423.

AUDIT COMMITTEE REPORT

          The Audit Committee of the Glacier Water Board of Directors (the “Committee”) comprises three independent directors and operates under a written charter adopted by the Board of Directors.  The members of the Committee are Ms. Yodowitz (Chair), Mr. Neuwirth and Mr. Bell.

          Management is responsible for the Company’s internal controls and the financial reporting process.  The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon.  The Committee’s responsibility is to monitor and oversee these processes.

          In this context, the Committee has met and held discussions with management and the independent auditors.  Management has represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

          The Company’s independent auditors also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors that firm’s independence.

          Based upon the Committee’s discussion with management and the independent auditors, the Committee has recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 29, 2002 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE:
Heidi E. Yodowitz
Peter H. Neuwirth
William G. Bell

FEES PAID TO AUDITORS

          Fees for all services provided by KPMG LLP for fiscal year 2002 were as follows:

          Audit Fees.  Amounts billed by KPMG LLP related to the 2002 annual financial statement audit and reviews of quarterly financial statements filed in the reports on Form 10-Q were approximately $67,000.

          Financial Information Systems Design and Implementation Fees.  No amounts were billed by KPMG LLP in 2002 for financial information systems design and implementation services.

          All Other Fees.  Amounts billed by KPMG LLP for all other professional services in 2002 were approximately $2,000.

          As part of its duties, the Audit Committee considered whether the provision of services other than audit services during fiscal year 2002 by the Company’s independent auditors, was compatible with maintaining the auditors’ independence.

SELECTION OF AUDITORS

          The Audit Committee has appointed KPMG LLP, as independent auditors of the Company for the fiscal year ending December 28, 2003, subject to ratification by the stockholders of the Company.  It is intended that, in the absence of contrary specifications, the shares represented by proxies will be voted FOR the following resolution ratifying the appointment of KPMG LLP.

          “RESOLVED, that the stockholders of Glacier Water Services, Inc. hereby ratify and approve the appointment of KPMG LLP as the independent auditors of such Company for the fiscal year ending December 28, 2003.”

          The affirmative vote of the holders of at least a majority of the shares of Common Stock voted in person or by proxy at the meeting is required to adopt the foregoing resolution.  A representative of KPMG LLP is expected to be present at the Annual Meeting, will be given an opportunity to make a statement on behalf of his firm if such representative so desires, and will be available to respond to any appropriate questions of any stockholder.  KPMG LLP was the Company’s independent auditor for the fiscal year ended December 29, 2002.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 28, 2003.

ANNUAL REPORT

          The Annual Report of the Company, including financial statements for the fiscal year ended December 29, 2002, is being forwarded to each stockholder with this Proxy Statement.  Stockholders may obtain a copy of the Annual Report without charge by writing to the Secretary of the Company.

OTHER MATTERS

          The Board of Directors has no knowledge of any other matters which may come before the Annual Meeting.  If any other matters shall properly come before the meeting, the persons named in the proxies will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

PROPOSALS OF STOCKHOLDERS

          Stockholder proposals, if any, which may be considered for inclusion in the Company’s proxy materials for the 2004 Annual Meeting must be received by the Company at its offices at 2651 La Mirada Drive, Suite 100, Vista, CA  92083-8435, not later than January 5, 2004.  Any material received after January 5, 2004 shall be considered as untimely presented.

OTHER MATTERS TO COME BEFORE THE MEETING

          The federal proxy rules specify what constitutes timely submission for a stockholder proposal to be included in the Proxy Statement, as discussed above under “Proposals of Stockholders”.  If a stockholder desires to bring business before an annual meeting which is not the subject of a proposal timely submitted for inclusion in the Proxy Statement, the stockholder must provide notice to the Company, attention to the Company Secretary, in writing of the business the stockholder proposes to bring before the annual meeting.

          If a stockholder wants to nominate a person for election to the Board other than a director nominated by the Nominating Committee, notice of the proposed nomination must be provided to the Secretary of the Company in the time period set forth in the previous section in the case of the 2004 annual meeting and, in the case of a special meeting called for the purpose of electing directors, by the close of business on the tenth day following the day on which public disclosure of the date of the special meeting is made.

FORWARD LOOKING STATEMENTS

          This Proxy Statements contains “forward-looking” information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The forward-looking statements in this report or incorporated by reference are intended to be subject to the safe harbor protection provided by the federal securities laws.

          Forward-looking statements often, although not always, may be found by looking for words or phrases such as “may”, “will”, “intend(s)”, “expect(s/ed)”, “anticipate(s/d)”, “will likely”, “will continue”, “estimate(s/d)”, “outlook” and similar words used in this report.

          Forward-looking statements are subject to numerous estimates, assumptions, risk and uncertainties (including trade relations and competition) that may cause our actual results to be materially different from any future results expressed or implied in these statements.  We caution readers not to place undue reliance on these statements because they are subject to risks and uncertainties.

          The cautionary statements set forth above should be considered in connection with any subsequent written or oral forward–looking statements that we, or persons acting on our behalf, may issue.  We do not undertake any obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

By Order of the Board of Directors

W. David Walters
Senior Vice President,
Chief Financial Officer and Secretary

Dated: March 21, 2003

                          GLACIER WATER SERVICES, INC.

                 Annual Meeting of Stockholders -- May 5, 2003

          This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned stockholder of Glacier Water Services, Inc. (the "Company")
hereby appoints Charles A. Norris and W. David Walters, and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution to each of them, to vote all shares of Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 5, 2003, and at any adjournment of such meeting, with all powers which the undersigned would possess if personally present, for the following purposes:

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED WILL
BE VOTED FOR THE ADOPTION OF EACH PROPOSAL DESCRIBED ON THE REVERSE SIDE AND
VOTED FOR THE ELECTION OF THE NOMINEES NAMED ON THE REVERSE HEREOF.

                (Continued and to be Signed on the reverse side)

--------------------------------------------------------------------------------
    Address Change/Comments (Mark the corresponding box on the reverse side)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                Please   [  ]
                                                Mark Here
                                                for Address
                                                Change or
                                                Comments
                                                SEE REVERSE SIDE

Item 1. ELECTION OF DIRECTORS
NOMINEES:

01 WILLIAM A. ARMSTRONG  02 PETER H. NEUWIRTH
03 WILLIAM G. BELL       04 CHARLES A. NORRIS
05 RICHARD A. KAYNE      06 SCOTT H. SHLECTER
07 BRIAN H. MCINERNEY    08 ROBERT V. SINNOTT
09 HEIDI E. YODOWITZ

  FOR each               WITHHOLD
  nominee                AUTHORITY
   listed               to vote for
 (except as             each nominee
marked to the              listed
  contrary)

   [ ]                       [ ]

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

            --------------------------------------------------------------------

Item 2. Ratification of the Appointment of KPMG LLP as Independent Auditors of
        the Company for the 2003 fiscal year.

              FOR           AGAINST            ABSTAIN
              [ ]             [ ]                [ ]

Item 3. In their discretion upon such other matters as they properly come before the meeting.

The undersigned hereby acknowledge receipt of the Notice of Annual Meeting and
Proxy Statement dated March 21, 2003

Dated:
      ----------------------------------------------------------------------
(Signature)
           -----------------------------------------------------------------
(Signature)
           -----------------------------------------------------------------

--------------------------------------------------------------------------------
(Print Name Here)

Please sign your name or names, exactly as stenciled. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title as such.

--------------------------------------------------------------------------------
                            --FOLD AND DETACH HERE--